UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

ROI LAND INVESTMENTS LTD.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-54368 (Commission File Number)	26-1574051 (I.R.S. Employer Identification No.)

999 Maisonneuve Blvd. West, Suite 750

Montreal, Quebec H3A 3L4

(Address of principal executive offices with Zip Code)

888-351-7004

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. Unregistered Sales of Equity Securities

ROI Land Investment, Ltd. (“ROI”) has issued, or agreed to issue, to 7 accredited investors 1,197,527 shares of a class of preferred stock, par value $0.0001 per share (the “Series B Preferred Stock”) against receipt from them of 1,197,527 shares of Series A Common Stock held by them, plus $239,505.40 in cash. The Series B Preferred Stock is identical to the Series A Common Stock of ROI, except that each share of the Series B Preferred Stock has the following features:

That a new Series B of the Company's authorized but unissued Preferred Stock, $0.0001 par value per share, be established, and that 20,000,000 shares of the Company's authorized but unissued Preferred Stock be designated as Series B Preferred Stock (the "Series B Preferred Shares"), such Series B Preferred Shares to have the same the same rights, qualifications, preferences, limitations and terms, and precisely the same features and characteristics, as the Company's Series A Common Stock, $0.0001 par value per share (the "Common Stock"), and shall vote in a single class along with the Common Stock; except as follows:

(a)	The Series B Preferred Shares shall not be convertible into Common Stock unless and until (i) a class of the Company's capital stock commences trading upon the U.S. NASDAQ trading system (the "NASDAQ Uplisting"), or (ii) the Company notifies the holders of the Series B Preferred Shares that their shares may be converted into Common Stock (whether or not the NASDAQ Uplisting has then yet occurred); after which time the Series B Preferred Shares shall be convertible as and to the extent set forth below.

(b)	When any shares of Series B Preferred Shares are converted into Common Stock, they shall be converted at the rate of three (3) shares of Common Stock for the "Effective Value" (defined below) of each of the Series B Preferred Shares.

(c)	The Series B Preferred Shares shall accumulate dividends at the rate of Eight Percent (8%) per annum, prorated for partial years, such that, at the time of its conversion, every share of Series B Preferred Shares shall convert at a rate (the "Effective Value") computed by adding to it the cumulative value of its accumulated dividends. For example, if ten shares of the Series B Preferred Shares have been held for two years and six months, when they are converted into Common Stock they each will have an Effective Value of 1.20 shares, and collectively an Effective Value of 12 shares. Since each share of Series B Preferred Shares converts into three shares of Common Stock, all ten shares will convert into 36 shares of Common Stock. Upon conversion, no fractional shares of Common Stock shall be issued, but rather fractional Common Stock shares shall be settled in cash.

(d)	If the purchaser of Series B Preferred Shares is an existing holder of the Common Stock, then the Company may at its discretion extend to any such purchaser the option to pay for some or all of the purchase price of the Series B Preferred Shares by means of submitting to the Company for cancellation some of such holder's shares of Common Stock, at a valuation to be determined by the Company's Board of Directors in their sole but reasonable discretion.

The cash received from the sale of the Series B Preferred Stock will be used for working capital purposes and the Series A Common Stock received will be used for future option exercises or upon conversion of the Series B Preferred Stock.

ITEM 3.03. Material Modification to Rights of Security Holders

As reported in Item 3.02, ROI has issued, or agreed to issue, shares of Series B Preferred Stock to certain accredited investors. For a description of the Series B Preferred Stock and its effects on the rights of the Series A Common Stock, see the response to Item 3.02 above.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

3.1	Form of Certificate of Designation for Series B Preferred Stock

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2016	ROI LAND INVESTMENTS LTD.

	By:	/s/ Sami Chaouch
Sami Chaouch
Executive Chairman and Chief Executive Officer

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